As filed with the Securities and Exchange Commission on August 28, 2023

Registration No.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Faraday Future Intelligent Electric Inc.

(Exact name of registrant as specified in its charter)

Delaware	84-4720320
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

18455 S. Figueroa Street

Gardena, CA 90248
(Address, including zip code, of Principal Executive Offices)

Faraday Future Intelligent Electric Inc.

Amended and Restated 2021 Stock Incentive Plan

(Full title of the plan)

Jonathan Maroko

Interim Chief Financial Officer

Faraday Future Intelligent Electric Inc.

18455 S. Figueroa Street

Gardena, CA 90248

(310) 415-4807

(Name, address and telephone number, including area code, of agent for service)

COPY TO:

Jeeho M. Lee
O’Melveny & Myers LLP

Times Square Tower
7 Times Square
New York, NY 10036

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement is filed by Faraday Future Intelligent Electric Inc. (the “Company” or “Registrant”) to register additional securities issuable pursuant to the Company’s Amended and Restated 2021 Stock Incentive Plan (the “Plan”) and consists of only those items required by General Instruction E to Form S-8.

PART I

INFORMATION REQUIRED IN THE

SECTION 10(a) PROSPECTUS

The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants as specified by Rule 428(b)(1) promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

PART II

INFORMATION REQUIRED IN THE

REGISTRATION STATEMENT

Item 3.	Incorporation of Certain Documents by Reference

The following documents of Faraday Future Intelligent Electric Inc. (the “Company” or “Registrant”) filed with the Securities and Exchange Commission (the “Commission”) are incorporated herein by reference:

(a)	The Company’s Registration Statements on Form S-8, filed with the Commission on August 15, 2022 and May 5, 2023 (Commission File Nos. 333-266901 and 333-271662, respectively);

(b)	The Company’s Annual Report on Form 10-K for its fiscal year ended December 31, 2022, filed with the Commission on March 9, 2023 (as amended by Form 10-K/A, filed with the Commission on August 21, 2023) (Commission File No. 001-39395);

(c)	The portions of the Company’s Definitive Proxy Statement on Schedule 14A, filed with the Commission on March 17, 2023, that are incorporated by reference in Part III of the Company’s Annual Report on Form 10-K for its fiscal year ended December 31, 2022 (as amended by Form 10-K/A, filed with the Commission on August 21, 2023) (Commission File No. 001-39395);

(d)	The Company’s Quarterly Reports on Form 10-Q for its fiscal quarter ended March 31, 2023, filed with the Commission on May 12, 2023 (as amended by Form 10-Q/A, filed with the Commission on August 21, 2023) and for its fiscal quarter ended June 30, 2023, filed with the Commission on August 21, 2023 (each, Commission File No. 001-39395);

(e)	The Company’s Current Reports on Form 8-K, filed with the Commission on January 10, 2023, January 17, 2023 (Item 1.01 and Exhibit 10.1 only), January 26, 2023 (Item 5.02 only), January 31, 2023, February 1, 2023 (Item 5.02 and Exhibit 10.1 only), February 6, 2023 (Items 1.01 and 3.02 and Exhibits 4.1, 4.2, 10.1, 10.2, 10.3, 10.4, 10.5 and 10.6 only), February 23, 2023 (Item 5.02 only), March 1, 2023 (Item 5.07 only), March 1, 2023 (Item 8.01 only), March 2, 2023, March 3, 2023 (Items 5.03 and 8.01 and Exhibit 3.1 only), March 9, 2023 (Item 3.02 and Exhibit 10.1 only), March 15, 2023, March 17, 2023, March 23, 2023 (Items 1.01 and 3.02 and Exhibit 10.1 only), March 30, 2023, April 18, 2023 (Item 5.01 only), May 2, 2023 (Item 3.01 only), May 10, 2023 (Items 1.01, 2,03 and 3.02 and Exhibits 4.1, 10.1, 10.2, 10.3, 10.4, 10.5 and 10.6 only), May 19, 2023 (Item 8.01 only), June 16, 2023, June 20, 2023 (Item 8.01 only), June 27, 2023 (Items 1.01, 2,03 and 3.02 and Exhibits 4.1, 4.2, 10.1, 10.2, 10.3, 10.4 and 10.5 only), July 6, 2023 (Item 8.01 only), July 11, 2023 (Items 4.02, 5.02 and Exhibit 10.01 only), August 4, 2023 (Items 3.01, 5.02 and Exhibit 17.1 only), August 7, 2023 (Items 1.01, 2,03 and 3.02 and Exhibits 4.1, 10.1, 10.2, 10.3, 10.4 and 10.5 only), August 17, 2023 (Item 5.07 only), August 21, 2023 (Item 8.01 only), August 23, 2023, and August 25, 2023 (Items 3.03 and 5.03 and Exhibits 3.1 and 3.2 only) (each, Commission File No. 001-39395, and in each case only as to the information “filed” with the Commission thereunder for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and not as to information “furnished” thereunder; and

(f)	The description of the Company’s Class A common stock, par value $0.0001 per share (the “Common Stock”), included in the Company’s Registration Statement on Form S-1, filed with the Commission on August 20, 2021 (Commission File No. 333-258993), and any other amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the “Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with Commission rules shall not be deemed incorporated by reference into this Registration Statement. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

Item 5.	Interests of Named Experts and Counsel

Not applicable.

Item 8.	Exhibits

See the attached Exhibit Index at page 5, which is incorporated herein by reference.

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

4	Faraday Future Intelligent Electric Inc. Amended and Restated 2021 Stock Incentive Plan. (Filed as Annex B to the Company’s Proxy Statement filed with the Commission pursuant to Section 14(a) of the Exchange Act on July 20, 2023 (Commission File No. 001-39395) and incorporated herein by this reference.)

5	Opinion of O’Melveny & Myers LLP (opinion re legality).

23.1	Consent of Mazars USA LLP (consent of the Company’s independent registered public accounting firm).

23.2	Consent of PricewaterhouseCoopers LLP (consent of the Company’s former independent registered public accounting firm).

23.3	Consent of Counsel (included in Exhibit 5).

24	Power of Attorney (included in this Registration Statement under “Signatures”).

107	Filing Fee Table

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Gardena, State of California, on August 28, 2023.

Faraday Future Intelligent Electric Inc.

By:	/s/ Jonathan Maroko
Jonathan Maroko
Interim Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Xuefeng Chen, D. Michael Beck and Jonathan Maroko, and each of them, acting individually and without the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them individually, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Xuefeng Chen	Global Chief Executive Officer and Director	August 28, 2023
Xuefeng Chen	(Principal Executive Officer)

/s/ Jonathan Maroko	Interim Chief Financial Officer	August 28, 2023
Jonathan Maroko	(Principal Financial and Accounting Officer)

/s/ Chad Chen	Director	August 28, 2023
Chad Chen

/s/ Li Han	Director	August 28, 2023
Li Han

/s/ Tin Mok	Director	August 28, 2023
Tin Mok

/s/ Lev Peker	Director	August 28, 2023
Lev Peker

/s/ Jie Sheng	Director	August 28, 2023
Jie Sheng

/s/ Ke Sun	Director	August 28, 2023
Ke Sun

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